UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 31, 2008
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 N. Radnor Chester Road
Suite 300
Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
PolyMedix, Inc. (OTC BB: PYMX) (the “Company”) announced that it had completed its offering of $15 million of units consisting of (i) one share of its common stock and (ii) a warrant to purchase one share of its common stock. The offering was fully subscribed and raised gross proceeds of $15 million. After placement agent fees and other transaction expenses, net proceeds of the offering to the Company were approximately $13.6 million. A copy of the press release announcing the completion of the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibit No.	Description

99.1	Press Release issued July 31, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
Date: July 31, 2008	By:	/s/ Edward Smith
		Name:	Edward Smith
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.
99.1	Press Release, dated July 31, 2008, issued by PolyMedix, Inc.